UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 7, 2016, SolarCity Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 82,699,259 shares of the Company’s common stock, or approximately 84.12% of the total shares entitled to vote, were present in person or by proxy and voted on the following four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 21, 2016:

The following nominees were elected as Class I directors to serve until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John H. N. Fisher	50,210,344	4,550,547	27,938,368
Lyndon R. Rive	54,313,290	447,601	27,938,368

The Company’s Board of Directors is comprised of eight members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class II directors—Antonio J. Gracias, Nancy E. Pfund and Peter J. Rive—will expire at the 2017 Annual Meeting of Stockholders. The term of the Company’s Class III directors—Donald R. Kendall, Jr., Elon Musk and Jeffrey B. Straubel—will expire at the 2018 Annual Meeting of Stockholders.

The following proposals were voted on and approved at the Annual Meeting:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016	82,093,081	361,341	244,837	0
Proposal to approve and ratify the Company’s non-employee director compensation program	48,348,264	6,235,446	177,181	27,938,368
Proposal to approve the amended and restated SolarCity Corporation 2012 Equity Incentive Plan	37,639,678	17,014,929	106,284	27,938,368

The following stockholder proposal was voted on and not approved at the Annual Meeting:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stockholder proposal to adopt a proxy access bylaw	6,193,570	48,374,366	192,955	27,938,368

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

	By:	/s/Tanguy V. Serra
Tanguy V. Serra
Date: June 9, 2016		President and Chief Financial Officer